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                                                                   EXHIBIT 3.1


                                  COMPANY ACT


                             DATAWAVE SYSTEMS INC.


                              ALTERED MEMORANDUM
                              ------------------

                       (as altered by special resolution
                          passed September 30, 1996)


1.    The name of the Company is Datawave Systems Inc.

2. The authorized capital of the Company consists of 50,000,000 common shares without par value.